                                                                    Exhibit 4.12


                                 PROMISSORY NOTE

PRINCIPAL       LOAN DATE       MATURITY        LOAN NO       CALL      COLLATERAL      ACCOUNT      OFFICER      INITIALS
---------       ---------       --------        -------       ----      ----------      -------      -------      --------
$15,526.87      09-03-1999      05-10-2003      11056024                                             121

                      References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.

BORROWER: PODS, Inc. f/k/a Pods Equity,   LENDER: First National Bank of Florida
          Inc. successor in interest to           1150 Cleveland Street
          Pods, LLC f/k/a Portables on            Clearwater, FL 33755
          Demand Storage, LLC successor,
          in interest by merger, to
          Rope Developments, a Florida
          general partnership
          12200 34th Street
          Clearwater, FL 33762

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
PRINCIPAL AMOUNT:  $15,526.87          INTEREST RATE:  8.500%          DATE OF NOTE: SEPTEMBER 3, 1999

PROMISE TO PAY. PODS, INC. F/K/A PODS EQUITY, INC. SUCCESSOR IN INTEREST TO PODS, LLC F/K/A PORTABLES ON DEMAND STORAGE, LLC SUCCESSOR, IN INTEREST BY MERGER, TO ROPE DEVELOPMENTS, A FLORIDA GENERAL PARTNERSHIP ("BORROWER") PROMISES TO PAY TO FIRST NATIONAL BANK OF FLORIDA ("LENDER"), OR ORDER, IN LAWFUL MONEY OF THE UNITED STATES OF AMERICA, THE PRINCIPAL AMOUNT OF FIFTEEN THOUSAND FIVE HUNDRED TWENTY SIX & 87/100 DOLLARS ($15,526.87), TOGETHER
WITH INTEREST AT THE RATE OF 8.500% PER ANNUM ON THE UNPAID PRINCIPAL BALANCE FROM SEPTEMBER 3, 1999, UNTIL PAID IN FULL.

PAYMENT. BORROWER WILL PAY THIS LOAN IN 44 PAYMENTS OF $413.54 EACH PAYMENT. BORROWER'S FIRST PAYMENT IS DUE OCTOBER 10, 1999, AND ALL SUBSEQUENT PAYMENTS ARE DUE ON THE SAME DAY OF EACH MONTHS AFTER THAT. BORROWER'S FINAL PAYMENT WILL BE DUE ON MAY 10, 2003, AND WILL BE FOR ALL PRINCIPAL AND ALL ACCRUED INTEREST NOT YET PAID. PAYMENTS INCLUDE PRINCIPAL AND INTEREST. The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

PREPAYMENT; MINIMUM INTEREST CHARGE. In any event, even upon full payment of this Note, Borrower understands that Lender is entitled to A MINIMUM INTEREST CHARGE OF $10.00. Other than Borrower's obligation to pay any minimum interest charge, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, they will reduce the principal balance due and may result in Borrower making fewer payments.

LATE CHARGE. If a payment is 10 DAYS OR MORE LATE, Borrower will be charged 5.000% OF THE UNPAID PORTION OF THE REGULARLY SCHEDULED PAYMENT.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due. (b) Borrow breaks any promise Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender. (c) Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the Related Documents. (d) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished. (e) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws. (f) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender.
(g) Any guarantor dies or any of the other events described in this default section occurs with respect to any guarantor of this Note. (h) A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired. (i) Failure to meet the deadlines required by the Year 2000 Compliance Agreement to be Year Compliant or a reasonable likelihood that Borrower cannot be Year 2000 Compliant on or before December 31, 1999. (j) LENDER IN GOOD FAITH DEEMS ITSELF INSECURE.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon default, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, increase the interest rate on this Note to 18.000% per annum, if and to the extent that the increase does not cause the interest rate to exceed the maximum rate permitted by applicable law. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender the amount of these costs and expenses, which includes, subject to any limits under applicable law, Lender's reasonable attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including reasonable attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. If not prohibited by applicable law, Borrower also will pay any court costs, in additional to all other sums provided by law. THIS NOTE HAS BEEN DELIVERED TO LENDER AND ACCEPTED BY LENDER IN THE STATE OF FLORIDA. IF THERE IS A LAWSUIT, BORROWER AGREES UPON LENDER'S REQUEST TO SUBMIT TO THE JURISDICTION OF THE COURTS OF PINELLAS COUNTY, THE STATE OF FLORIDA. LENDER AND BORROWER HEREBY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER LENDER OR BORROWER AGAINST THE OTHER. (INITIAL HERE _______) THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA.

RIGHT OF SETOFF. Borrower grants to Lender a contractual security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA and Keogh accounts, and all trust accounts for which the grant of a security interest would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on this Note against any and all such accounts.

COLLATERAL. This Note is secured by Collateral as described in Security Agreement of even date.

PRIOR NOTE. This is an assignment/assumption of the Promissory Note dated April 10, 1998; documentary stamps are affixed hereto.

09-03-1999                         PROMISSORY NOTE                       PAGE 2
                                     (CONTINUED)

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GENERAL PROVISIONS.  If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Borrower does not agree or intend to pay, and Lender not agree or intend to contract for, charge, collect, take, reserve or receive (collectively referred to herein as "charge or collect"), any amount in the nature of interest or in the nature of a fee for this loan, which would in any way or event (including demand, prepayment, or acceleration) cause Lender to charge or collect more for this loan than the maximum Lender would be permitted to charge or collect by federal law or the law of the State of Florida (as applicable). Any such excess interest or unauthorized fee shall, instead of anything stated to the contrary, be applied first to reduce the principal balance of this loan, and when the principal has been paid in full, be refunded to Borrower. Lender may delay or forgo enforcing any its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

BORROWER:

PODS, INC. F/K/A PODS EQUITY, INC. SUCCESSOR IN INTEREST TO PODS, LLC F/K/A PORTABLES ON DEMAND STORAGE, LLC SUCCESSOR, IN INTEREST BY MERGER, TO ROPE DEVELOPMENTS, A FLORIDA GENERAL PARTNERSHIP

By: /s/ Peter S. Warhurst, President
    --------------------------------
    PETER S. WARHURST, PRESIDENT

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